Coudert Brothers                  NORTH AMERICA
ATTORNEYS AT LAW                  NEW YORK, WASHINGTON, SAN FRANCISCO,
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jmason@coudert.com                ASIA/PACIFIC
                                  HONG KONG, SINGAPORE, BEIJING, SYDNEY, TOKYO,
July 25, 2001                     BANGKOK, JAKARTA, ALMATY

                                  ASSOCIATED OFFICES
                                  BUDAPEST MEXICO CITY PRAGUE STOCKHOLM
                                  NAGY ES TROCSANYI RIOS FERRER Y GIESE
                                  AND SCHURMANN &
                                  UGYVEDI IRODA GUILLEN-LLARENA, S.C. PARTNER
                                    GRONBERG


Board of Directors
North Valley Bancorp                            EXHIBIT 5.1
880 East Cypress Avenue
Redding, CA 96002


         Re:   North Valley Bancorp 1999 Director Stock Option Plan
               ----------------------------------------------------

Dear Directors:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by North Valley Bancorp (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 172,443 shares of the Company's Common Stock, no par value, issuable under the North Valley Bancorp 1999 Director Stock Option Plan. As counsel to the Company, we have examined such questions of law and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that, in our opinion, these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Coudert Brothers

                                       COUDERT BROTHERS